Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-238751) on Form S-8 of our report dated March 31, 2022, with respect to the financial statements of Synovus Financial Corp. 2011 Employee Stock Purchase Plan.
/s/ KPMG LLP
Atlanta, Georgia
March 31, 2022